As Filed with the Securities and Exchange Commission on October 26, 2001

                                                 Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------



                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



            France                                     None
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                           ------------------------

              Vivendi Universal U.S. Employee Stock Purchase Plan
                             (Full Title of Plans)
                           ------------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
 (Name, address and telephone number, including area code, of agent for service)

                           ------------------------

                                  Copies To:



         Faiza J. Saeed                                   Elena Baxter
     Cravath, Swaine & Moore                               Bredin Prat
         Worldwide Plaza                              130, rue du Faubourg
        825 Eighth Avenue                                 Saint-Honore
     New York, NY 10019-7472                           Paris, 75008 France
         (212) 474-1000                                33 (1) 44 35 35 35




                        CALCULATION OF REGISTRATION FEE
================================================================================
    Title of        Amount       Proposed maximum Proposed maximum   Amount of
   securities        to be       offering price     aggregate       registration
to be registered  registered(1)  per share (2)      offering           fee
                                                     price(2)
--------------------------------------------------------------------------------
Ordinary Shares,    5,000,000        $45.69        $228,450,000       $57,113
with a nominal
value of E5.50
per share (3)
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on October 25, 2001 for American Depositary Shares of the Registrant, each of which represents one Ordinary Share.

(3) The Vivendi Universal ordinary shares being registered hereby may be represented by Vivendi Universal's American Depositary Shares. A separate Registration Statement on Form F-6, as amended, has been filed in connection with Vivendi Universal's American Depositary Shares. Each of Vivendi Universal's American Depositary Shares currently represents one ordinary share of Vivendi Universal.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

          (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on July 2, 2001.

          (b) All other reports filed by the Registrant pursuant to Section 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2000.

          (c) The description of Vivendi Universal ordinary shares, nominal value E5.50 per share, contained in the Registrant's Form F-4 filed July 9, 2001.

     All documents filed by the Registrant or the Vivendi Universal U.S. Employee Stock Purchase Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     The Registrant has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur with their activity on behalf of the Registrant.

     The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of willful misconduct.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:

Exhibit Number          Description

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein be reference)).

5.1 Opinion of Jean-Francois Dubos as to the validity of the securities being issued.

23.1                    Consent of RSM Salustro Reydel and Barbier Frinault &
                        Cie.

23.2                    Consent of RSM Salustro Reydel.

23.3                    Consent of Jean-Francois Dubos (included in Exhibit
                        5.1).

24.1                    Power of Attorney.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 26th day of October, 2001.


                                        VIVENDI UNIVERSAL


                                        By  /s/ George E. Bushnell, III
                                            ---------------------------
                                            Name: George E. Bushnell, III
                                            Title: Vice President


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 26th day of October, 2001.


                                        VIVENDI UNIVERSAL U.S. EMPLOYEE
                                        STOCK PURCHASE PLAN


                                        By  /s/ Daniel J. Losito
                                            -------------------------
                                            Name: Daniel J. Losito
                                            Title: Vice President and Human
                                                   Resources Counsel

     We, the undersigned officers and directors of Vivendi Universal, hereby severally constitute and appoint Jean-Francois Dubos and George E. Bushnell, III (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                    Title                              Date


/s/ Jean-Marie Messier        Chairman and Chief Executive     October 26, 2001
---------------------------   Officer (Principal Executive
Jean-Marie Messier            Officer)


/s/ Edgar Bronfman, Jr.       Vice Chairman                    October 26, 2001
---------------------------
Edgar Bronfman, Jr.


/s/ Guillaume Hannezo         Chief Financial Officer          October 26, 2001
---------------------------   (Principal Financial and
Guillaume Hannezo             Principal Accounting Officer


/s/ Dominique Gibert          Senior Vice President,           October 26, 2001
---------------------------   Finance (Deputy Chief Financial
Dominique Gibert              Officer)


/s/ Pierre Lescure            Director and Co-Chief Operating  October 26, 2001
---------------------------   Officer
Pierre Lescure


/s/ Eric Licoys               Director and Co-Chief Operating  October 26, 2001
---------------------------   Officer
Eric Licoys

/s/ Bernard Arnault           Director                         October 26, 2001
---------------------------
Bernard Arnault


/s/ Jean-Louis Beffa          Director                         October 26, 2001
---------------------------
Jean-Louis Beffa


/s/ Jean-Marc Espalioux       Director                         October 26, 2001
---------------------------
Jean-Marc Espalioux



---------------------------   Director
Philippe Foriel-Destezet


/s/ Jacques Friedmann         Director                         October 26, 2001
---------------------------
Jacques Friedmann


/s/ Mario-Josee Kravis        Director                         October 26, 2001
---------------------------
Mario-Josee Kravis


/s/ Henri Lachmann            Director                         October 26, 2001
---------------------------
Henri Lachmann


/s/ Samuel Minzberg           Director                         October 26, 2001
---------------------------
Samuel Minzberg



---------------------------   Director                         October 26, 2001
Simon Murray


/s/ Serge Tchuruk             Director                         October 26, 2001
---------------------------
Serge Tchuruk



---------------------------   Director                         October 26, 2001
Rene Thomas

/s/ Marc Vienot               Director                         October 26, 2001
---------------------------
Marc Vienot



---------------------------   Director
Esther Koplowitz



---------------------------   Director
Edgar M. Bronfman



---------------------------   Director
Richard H. Brown


/s/ George E. Bushnell, III   Authorized Representative        October 26, 2001
---------------------------   in the United States
George E. Bushnell, III

                                  EXHIBIT INDEX

Exhibit Number                  Description
--------------                  -----------

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A. The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

5.1 Opinion of Jean-Francois Dubos as to the validity of the securities being issued.

23.1                     Consent of RSM Salustro Reydel and Barbier Frinault &
                         Cie.

23.2                     Consent of RSM Salustro Reydel.

23.3                     Consent of Jean-Francois Dubos (included in Exhibit
                         5.1).

24.1 Power of Attorney (included on the signature pages hereto).

                                                                   EXHIBIT 5.1



                        [Vivendi Universal Letterhead]






                                                              October 26, 2001


Vivendi Universal
42, avenue de Friedland
75008 Paris

Ladies and Gentlemen:

     I am general counsel of Vivendi Universal, a societe anonyme organized under the laws of France ("Vivendi Universal"). This opinion is being furnished in connection with the filing by Vivendi Universal with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which is registering ordinary shares, nominal value of [E]5.50 per share, of Vivendi Universal (the "Shares") for issuance by Vivendi Universal pursuant to the terms of the Vivendi Universal U.S. Employee Stock Purchase Plan (the "ESPP"). The shares will be represented by Vivendi Universal's American Depositary Shares (the "ADSs").

     In furnishing this opinion, I or lawyers under my supervision have examined such documents, corporate records, certificates of public officials and other agreements, instruments or opinions as I have deemed necessary or advisable for the purpose of rendering the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as copies. I have also assumed the receipt of the approval of the shareholders of Vivendi Universal of the ESPP and, in connection with such approval, of the Shares to be issued pursuant to the ESPP, which shareholder approval is a condition to the effectiveness of the ESPP. In rendering the opinions expressed below, I have relied as to certain matters upon certificates and oral and written assurances from public officials.

     On the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and will, when issued in accordance with the ESPP, be validly issued, fully paid and non-assessable.

     I do not purport to be an expert on the laws of any jurisdiction other than the Republic of France, and I express no opinion herein as to the effect of any other laws.

     This opinion is being rendered solely in connection with the registration of the offering, sale and delivery of the Shares, as represented by ADSs, in the United States pursuant to the registration requirements of the Securities Act. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving my consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

                                                Very truly yours,

                                                /s/ Jean-Francois Dubos

                                                Jean-Francois Dubos

                                                                  EXHIBIT 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-8 of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.



                                       Paris, France
                                       October 25, 2001



/s/ RSM Salustro Reydel                      /s/ Barbier Frinault & Cie

RSM Salustro Reydel                          Barbier Frinault & Cie
                                             A member firm of Arthur Andersen

                                                                  EXHIBIT 23.2


Vivendi Universal
Registration Statement, Form S-8



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants of Vivendi, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed by Vivendi Universal of our report, dated March 10, 2000, relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statement of income, changes in shareholder's equity and cash flow for the year then ended and to all references to our Firm included in or made part of this registration statement.



                                  Paris, France
                                  October 25, 2001



                                                   /s/ RSM Salustro Reydel


                                                   RSM Salustro Reydel